Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMETNS

On June 8, 2018, SMART Global Holdings, Inc. (“SGH”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among SGH, Glacier Acquisition Sub, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of the SGH (“Merger Sub”), Penguin Computing, Inc., a California corporation (“Penguin”) and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of the holders of the securities of Penguin. Pursuant to the Merger Agreement, on June 8, 2018, Merger Sub was merged with and into Penguin, with Penguin surviving as a wholly-owned indirect subsidiary of SGH (the “Merger”). SGH through one or more subsidiaries, paid the Penguin equityholders approximately $43 million at closing and assumed approximately $35 million of Penguin’s outstanding indebtedness. SGH financed the acquisition with net proceeds from its $60.0 million incremental term loan facility. Pursuant to the Merger Agreement, the former equityholders of Penguin are also entitled to potential cash earn-out payments, up to $25.0 million based on Penguin’s achievement of specified gross profit levels through December 31, 2018. SGH deposited $6.0 million of the purchase price into escrow as security for Penguin’s indemnification obligations during the escrow period of one year. SGH also deposited $2.0 million of the purchase price into escrow as security for customary post-closing adjustments to the purchase price.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with SGH considered as the accounting acquirer and Penguin as the accounting acquiree. Accordingly, consideration paid by SGH to complete the Merger has been allocated to identifiable assets and liabilities of Penguin based on estimated fair values as of the closing date of the Merger. Management made a preliminary allocation of the consideration transferred to the assets acquired and liabilities assumed based on the information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could be material. Accordingly, the pro forma adjustments related to the allocation of consideration transferred are preliminary and have been presented solely for the purpose of providing unaudited pro forma combined financial statements in the Current Report on Form 8-K/A. Management expects to finalize the accounting for the business combination as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from June 8, 2018.

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and Penguin’s historical consolidated financial statements as adjusted to give effect to the June 8, 2018 acquisition of Penguin, and the debt issuance necessary to finance the acquisition. The unaudited pro forma condensed combined balance sheet as of May 25, 2018 gives effect to the acquisition of Penguin as if it had occurred on May 25, 2018. The unaudited pro forma condensed combined statements of operations for the nine months ended May 25, 2018 and for the year ended August 25, 2017 give effect to the acquisition of Penguin as if it had occurred on August 27, 2016, the first day of SGH’s fiscal year 2017.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial statements have been derived from, and should be read in conjunction with:

•	The audited consolidated financial statements and accompanying notes of SGH as of and for the year ended August 25, 2017, as contained in its Annual Report on Form 10-K filed on October 13, 2017;
•

The unaudited consolidated financial statements and accompanying notes of SGH as of and for the nine months ended May 25, 2018, as contained in its Quarterly Report on Form 10-Q filed on June 21, 2018;

•	The audited consolidated financial statements and accompanying notes of Penguin for the year ended December 31, 2017 (Exhibit 99.1).
•	The unaudited consolidated financial statements of Penguin for the quarters ended March 31, 2018 and March 31, 2017 (Exhibit 99.2).

Unaudited Pro Forma Condensed Combined Balance Sheet

As of May 25, 2018

(In thousands)

					Pro Forma		Pro Forma
	SGH	Penguin	Reclassifications		Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$64,495	$7,258	$—		$19,058	(b)(h)	$90,811
Accounts receivable, net	262,101	21,054	—		—		283,155
Inventories	147,948	49,422	—		483	(c)	197,853
Prepaid expenses and other current assets	20,219	4,545	(1,100)	(a)	—		23,664
Total current assets	494,763	82,279	(1,100)		19,541		595,483
Property and equipment, net	53,051	4,868	—		—		57,919
Other noncurrent assets	21,193	125	1,100	(a)	(1,100)	(i)	21,318
Intangible assets, net	1,173	—	—		27,950	(d)	29,123
Goodwill	42,872	—	—		2,176	(e)	45,048
Total assets	$613,052	$87,272	$—		$48,567		$748,891
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$264,954	$20,432	$—		$—		$285,386
Accrued liabilities	20,816	14,084	—		4,718	(f)(g)(h)	39,618
Line of credit	—	31,509	—		—		31,509
Current portion of long-term debt	22,073	—	—		5,848	(b)	27,921
Total current liabilities	307,843	66,025	—		10,566		384,434
Long-term debt	136,606	—	—		53,390	(b)	189,996
Deferred tax liabilities	351	—	—		1,723	(i)	2,074
Other long-term liabilities	1,897	5,676	—		(1,541)	(f)	6,032
Total liabilities	446,697	71,701	—		64,138		582,536
Total shareholders’ equity:	166,355	15,571	—		(15,571)	(j)	166,355
Total liabilities and shareholders’ equity	$613,052	$87,272	$—		$48,567		$748,891

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations

Year Ended August 25, 2017

(In thousands, except per share data)

			Pro Forma		Pro Forma
	SGH	Penguin	Adjustments		Combined
Net sales	$761,291	$147,731	$—		$909,022
Cost of sales	599,041	121,930	—		720,971
Gross profit	162,250	25,801	—		188,051
Operating expenses:
Research and development	38,160	6,350	—		44,510
Selling, general, and administrative	66,759	15,747	4,362	(k)	86,868
Management advisory fees	3,000	—	—		3,000
Restructuring charge	457	—	—		457
Total operating expenses	108,376	22,097	4,362		134,835
Income from operations	53,874	3,704	(4,362)		53,216
Interest expense, net	(29,204)	(581)	(5,148)	(l)	(34,933)
Other income (expense), net	(22,551)	(143)	—		(22,694)
Total other expense	(51,755)	(724)	(5,148)		(57,627)
Income before income taxes	2,119	2,980	(9,510)		(4,411)
Provision for income taxes	9,914	44	(44)	(m)	9,914
Net income	$(7,795)	$2,936	$(9,466)		$(14,325)
Earnings per share:
Basic	$(0.49)				$(0.91)
Diluted	$(0.49)				$(0.91)
Shares used in computing earnings per share:
Basic	15,785				15,785
Diluted	15,785				15,785

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations

Nine Months Ended May 25, 2018

(In thousands, except per share data)

			Pro Forma		Pro Forma
	SGH	Penguin	Adjustments		Combined
Net sales	$914,851	$149,142	$—		$1,063,993
Cost of sales	705,944	120,420	—		826,364
Gross profit	208,907	28,722	—		237,629
Operating expenses:
Research and development	28,165	5,984	—		34,149
Selling, general, and administrative	55,502	14,228	2,972	(k)	72,702
Total operating expenses	83,667	20,212	2,972		106,851
Income from operations	125,240	8,510	(2,972)		130,778
Interest expense, net	(12,927)	(733)	(3,524)	(l)	(17,184)
Other income (expense), net	(7,312)	(24)	—		(7,336)
Total other expense	(20,239)	(757)	(3,524)		(24,520)
Income before income taxes	105,001	7,753	(6,496)		106,258
Provision for income taxes	15,256	692	(692)	(m)	15,256
Net income	$89,745	$7,061	$(5,804)		$91,002
Earnings per share:
Basic	$4.09				$4.15
Diluted	$3.90				$3.95
Shares used in computing earnings per share:
Basic	21,932				21,932
Diluted	23,020				23,020

See accompanying notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Description of the Transaction

On June 8, 2018, SMART Global Holdings, Inc. (“SGH”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among SGH, Glacier Acquisition Sub, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of the SGH (“Merger Sub”), Penguin Computing, Inc., a California corporation (“Penguin”) and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of the holders of the securities of Penguin. Pursuant to the Merger Agreement, on June 8, 2018, Merger Sub was merged with and into Penguin, with Penguin surviving as a wholly-owned indirect subsidiary of SGH (the “Merger”). SGH through one or more subsidiaries, paid the Penguin equityholders approximately $43 million at closing and assumed approximately $35 million of Penguin’s outstanding indebtedness. SGH financed the acquisition with net proceeds from its $60.0 million incremental term loan facility. Pursuant to the Merger Agreement, the former equityholders of Penguin are also entitled to potential cash earn-out payments, up to $25.0 million based on Penguin’s achievement of specified gross profit levels through December 31, 2018. SGH deposited $6.0 million of the purchase price into escrow as security for Penguin’s indemnification obligations during the escrow period of one year. SGH also deposited $2.0 million of the purchase price into escrow as security for customary post-closing adjustments to the purchase price.

Note 2 – Basis of Pro Forma Presentation

The unaudited pro forma combined condensed financial statements were derived from the historical audited consolidated financial statements and unaudited consolidated financial statements of SGH and Penguin and give effect to the acquisition as if it had occurred on August 27, 2016, the first day of SGH’s fiscal year 2017. The unaudited pro forma combined balance sheet is presented as if the acquisition had occurred on May 25, 2018.

SGH has a different fiscal year end than Penguin. Penguin’s fiscal year ends on December 31 of each year and SGH uses a 52-to-53-week fiscal year ending on the last Friday in August. As the fiscal years differ by more than 93 days, pursuant to Rule 11-02(c)(3) of Regulation S-X, Penguin’s financial information was adjusted for the purpose of preparing the unaudited pro forma combined financial statements for the year ended August 25, 2017. This was prepared by taking the unaudited consolidated financial statements for the year ended December 31, 2016, subtracting the unaudited quarterly consolidated financial statements for the three quarters ended September 30, 2016, and adding the unaudited consolidated financial statements for the three quarters ended September 30, 2017. The historical statements of operations of Penguin financial information used in the unaudited pro forma combined statement of operations for the three quarters ended May 25, 2018 was prepared by taking the audited consolidated financial statements for the year ended December 31, 2017, subtracting the unaudited consolidated financial statements for the two quarters ended June 30, 2017, and adding the unaudited consolidated statements of operations for the quarter ended March 31, 2018. The periods for the year ended August 25, 2017 and the nine months ended May 25, 2018 both include Penguin’s quarter ended September 30, 2017. For this period, revenue and net income were $56.0 million and $2.3 million, respectively. The unaudited pro forma combined balance sheet as of May 25, 2018 gives effect to the acquisition of Penguin as if it had occurred on May 25, 2018 and includes the balance sheet of Penguin as of March 31, 2018.

The acquisition of Penguin has been accounted for as a business combination, under the acquisition method of accounting, which results in acquired assets and assumed liabilities being measured at their estimated fair values as of June 8, 2018, the acquisition date. As of the acquisition date, goodwill is measured as the excess of consideration transferred, which is also generally measured at fair value of the net acquisition date fair values of the assets acquired and liabilities assumed.

The unaudited pro forma combined condensed financial statements are based on a preliminary purchase price allocation, provided for illustration purposes only, and do not purport to represent what the combined company’s financial results would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial results of the combined company. The actual financial results may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements or benefits from anticipated synergies, operating efficiencies or cost savings that may be associated with business combination, nor do they reflect the costs necessary to achieve any revenue enhancements, anticipated synergies, operating efficiencies or cost savings.

Note 3 – Estimated Preliminary Purchase Price Allocation

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined financial statements. The final purchase price allocation will be determined when SGH has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of inventory and deferred revenue, (2) changes in allocations to intangible assets and goodwill, and (3) other changes to assets and liabilities, including deferred tax assets and liabilities.

The following is the summary of the assets acquired and the liabilities assumed by SGH in the acquisition, reconciled to the purchase price transferred (in thousands):

Cash and cash equivalents	$7,258
Property and equipment, net	4,868
Other identifiable tangible assets	74,529
Total tangible assets	86,655
Accounts payable and accrued liabilities	36,167
Other liabilities assumed	37,367
Total liabilities	73,534
Net acquired tangible assets	13,121
Identifiable intangible assets(i)	27,950
Goodwill(ii)	2,176
Total preliminary purchase price allocation	$43,247

(i)

As of the effect date of the acquisition, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purpose of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets.

The fair value of the identified intangible assets was determined primarily using an income based approach of either the multi period excess earnings method or relief from royalty method. These estimated fair values are considered preliminary and are subject to change based on final purchase price valuation amounts. Intangible assets are amortized on a straight-line basis over the amortization periods noted below.

		Estimated Useful Life
Intangible Assets	Amount	(in years)
Customer Relationships	$14,900	7 years
Trade Name/Trademark	12,400	7 years
Backlog	400	less than 1 year
Technology	250	4 years
Total intangible assets acquired	$27,950

(ii)	Goodwill is calculated as the difference between the fair value of the consideration transferred and the fair values of the assets acquired and liabilities assumed. Goodwill is not amortized.

Note 4 – Preliminary Pro Formal Financial Statements Adjustments

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (i) directly attributable to the Penguin merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing effect on the combined results. The pro forma combined consolidated income tax expense does not necessary reflect the amounts that would have resulted had SGH and Penguin recorded consolidated income tax provisions during the periods presented.

Balance Sheet Reclassification

(a)	To reclassify deferred tax assets from short-term to long-term to conform with SGH’s adoption of ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes.

Balance Sheet Adjustments

(b)	To record the incremental loan of $60 million necessary to finance the acquisition and excess cash.
(c)	To record the preliminary fair value adjustment to the acquired inventory.
(d)	To record the preliminary fair value of intangible assets acquired.
(e)

To record the preliminary estimate of goodwill, which represents the excess of the purchase price over the preliminary fair value of Penguin’s identifiable assets acquired and liabilities assumed as shown in Note 3, adjusted for May 25, 2018 balances.

(f)	To record the preliminary fair value reduction of $3.7 million to the deferred revenue assumed ($2.2 million short-term and $1.5 million long-term).
(g)	To record the fair value of $3.8 million earn-out payments as stated in Note 1.
(h)	To record $3.2 million of unpaid transaction costs.
(i)

To record the tax effects of fair value adjustments resulting from the provisional purchase price allocation detailed in Note 3. The historical Penguin balance sheet also includes a valuation allowance on substantially all of its deferred tax assets. The pro forma adjustments also reflect a reduction to the valuation allowance on Penguin deferred tax balances as of March 31, 2018, which as a result of the business combination are more likely than not to be realized.

(j)	To record the adjustment to eliminate Penguin’s historical equity balance.

Statements of Operations Adjustments

(k)	To record the estimated amortization related to the acquired intangible assets discussed in Note 4(d).
(l)	To record the additional interest expense related to the incremental loan issuance of $60 million with an 8.58% interest rate.
(m)	Reflects the income tax effect of pro forma adjustments.